Exhibit 4.3                                  This document constitutes part of a
-----------                                  prospectus covering securities that
                                             have been registered under the
                                             Securities Act of 1933.









                             AMENDED AND RESTATED
                      DIAL-THRU INTERNATIONAL CORPORATION
                               STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

1.1  Definitions.........................................  1
1.2  Choice of Law.......................................  2
1.3  Headings............................................  2

                                  ARTICLE II
                           PURPOSE AND PARTICIPATION

2.1  Purpose.............................................  2
2.2  Participation.......................................  3
2.3  Notification of Award...............................  3
2.4  Copy of Plan........................................  3
2.5  Limitation..........................................  3

                                  ARTICLE III
                        TERMS AND CONDITIONS OF OPTIONS

3.1  Board to Allot Shares...............................  3
3.2  Number of Shares....................................  4
3.3  Term of Option......................................  4
3.4  Termination of Option...............................  4
3.5  Exercise Price......................................  5
3.6  Assignment of Options...............................  6
3.7  Adjustments.........................................  6

                                  ARTICLE IV
                              EXERCISE OF OPTION

4.1  Exercise of Option..................................  6
4.2  Issue of Share Certificates.........................  7
4.3  Condition of Issue..................................  7

                                   ARTICLE V
                                ADMINISTRATION

5.1  Administration......................................  7
5.2  Interpretation......................................  8

                                  ARTICLE VI
                           AMENDMENT AND TERMINATION

6.1  Prospective Amendment...............................  8
6.2  Retrospective Amendment.............................  8
6.3  Termination.........................................  8
6.4  Agreement...........................................  9

                               STOCK OPTION PLAN

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

1.1  Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

a) "Administrator" means, initially, the secretary of the Issuer and thereafter shall mean such director or other senior officer or employee of the Issuer as may be designated as Administrator by the Board from time to time;

b)   "Award Date" means the date on which the Board awards a particular Option;

c)   "Board" means the board of directors of the Issuer;

d) "Director" means any individual holding the office of director of the Issuer;

e) "Employee" means any individual regularly employed on a full-time or part-time basis by the Issuer (or any wholly-owned, direct or indirect subsidiary of the Issuer) or other persons who either perform services for the Issuer (or any wholly-owned, direct or indirect subsidiary of the Issuer) on an ongoing basis or who have provided, or are expected to provide, a service of value to the Issuer (or any wholly-owned, direct or indirect, subsidiary of the Issuer);

f) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

g) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date;

h) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.5;

i) "Expiry Date" means the date determined in accordance with paragraph 3.3 and after which a particular Option cannot be exercised;

j) "Issuer" means Dial-Thru International Corporation, a Delaware corporation, formerly known as ARDIS Telecom & Technologies, Inc., successor by merger to Canmax, Inc.

k) "Market Value" means the closing price of the Issuer's Shares on the date the Issuer's shared traded through the facilities of NASDAQ SmallCap Market or OTC Bulletin Board immediately preceding a date of determination, unless the Shares did not trade through the facilities of NASDAQ SmallCap Market or OTC Bulletin Board on that day in which case it is the closing price of the Issuer's Shares the last day they traded through the facilities of NASDAQ SmallCap Market or OTC Bulletin Board;

1) "Option" means an option to acquire Shares, awarded to a Director or Employee pursuant to the Plan;

m)   "Option Certificate" means the certificate evidencing an Option;

n) "Option Holder" means a Director or Employee, or former Director or Employee, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

o) "Plan" means this Amended and Restated Dial-Thru International Corporation Stock Option Plan;

p)  "Personal Representative" means:

     i. in the case of a deceased Option holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

     ii. in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder; and

q)   "Sale Transaction" means any of the following events:

     i. any consolidation or merger of the Issuer in which the Issuer is not the continuing or surviving company or pursuant to which shares of common stock of Issuer would be converted into cash, securities or other property, other than a merger of the Issuer in which the holders of the common stock of the Issuer immediately prior to the merger have the same proportion of ownership of common stock of the surviving company immediately after the merger or which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the total voting power represented by the voting securities of the Issuer or such surviving entity outstanding immediately following such merger or consolidation; or

     ii. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of in excess of fifty percent of the assets of the Issuer.

r) "Share" or "Shares" means, as the case may be, one or more common shares, par value $.001 per share, in the capital of the Issuer.

1.2  Choice of Law
     -------------

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

1.3  Headings
     --------

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

                                  ARTICLE II
                                  ----------
                           PURPOSE AND PARTICIPATION
                           -------------------------

2.1  Purpose
     -------

The purpose of the Plan is to provide the Issuer with a share-related mechanism to attract, retain and motivate qualified Directors and Employees, to reward such of those Directors and

Employees as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Issuer and to enable and encourage such Directors and Employees to acquire Shares as long term investments.

2.2  Participation
     -------------

The Board shall, from time to time, in its sole discretion determine those Directors and Employees, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, taking into account the following criteria:

   a) the annual salary of the Employee as at the Award Date in relation to the total annual salaries payable by the Issuer to all of its Employees as at the Award Date;
   b)  the length of time that the Employee has been employed by the Issuer; and
   c)  the quality of work performed by the Employee.

2.3  Notification of Award
     ---------------------

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4  Copy of Plan
     ------------

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the shall be promptly provided by the Administrator to each Option Holder.

2.5  Limitation
     ----------

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Issuer nor does it give any Option Holder that is an Employee the right to be or to continue to be employed by the Issuer.

                                  ARTICLE III
                                  -----------
                        TERMS AND CONDITIONS OF OPTION
                        ------------------------------

3.1  Board to Allot Shares
     ---------------------

The shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2  Number of Shares
     ----------------

The Issuer shall not grant Options under the Plan which will, when exercised, exceed 2,300,000 shares of Common Stock and shall not grant Options to any one individual Director or Employee which will, when exercised, exceed five percent (5%) of the issued and outstanding Shares of the Issuer.

If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which Option expired or terminated shall again be available for the purposes of the Plan.

3.3  Term of Option
     --------------

Subject to paragraph 3.4, the Expiry Date of an Option shall be the date so fixed by the Board, provided that such date shall not be later than the tenth anniversary of the Award Date of such Option.

3.4  Termination of Option
     ---------------------

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Irving, Texas on the Expiry Date. The Expiry Date of an Option shall be the date so fixed by the Board, subject to earlier termination as provided below.

a)   Death

     In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director) or Employee (if he or she holds his or her Option as Employee), the Expiry Date shall be the first anniversary of the Option Holder's date of death; or

b)   Ceasing to hold Office

     In the event that the Option Holder holds his or her Option as Director of the Issuer and such Option Holder ceases to be a Director of the Issuer other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be a Director of the Issuer as a result of:

          i. ceasing to meet the qualifications under the laws of the State of Delaware; or
          ii. a resolution having been passed by the shareholders of the Issuer or;
          iii. by order of any regulatory body having jurisdiction to so order, in which case the Expiry Date shall be the date the Option Holder ceases to be a Director of the Issuer; or

c)   Ceasing to be Employed

     In the event that the Option Holder holds his or her Option as an Employee of the Issuer and such Option Holder ceases to be an Employee of the Issuer other than by reason of death or a Sale Transaction, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be an Employee of the Issuer unless the Option Holder ceases to be an Employee of the Issuer as a result of:

          i.   termination for cause; or
          ii. by the order of any regulatory body having jurisdiction to so order,

     in which case the Expiry Date shall be the date the Option Holder ceases to be an Employee of the Issuer.

d)   Sale Transaction

     In the event that the Option Holder holds his or her Option as an Employee of the Issuer and such Option Holder becomes an employee of the party (the "Acquiror") continuing or surviving any merger or acquiring a material portion of the assets of the Issuer in a Sale Transaction, the Expiry Date shall be the second anniversary of the date of consummation of the Sale Transaction.

e)   Alteration of Vesting and Exercise Periods

     Notwithstanding anything to the contrary contained in Section 3.4(a), 3.4(b), 3.4(c) or 3.4(d), the Board may, in its discretion, designate shorter or longer periods to exercise Options following an Option Holder's termination of employment; provided, however, that any shorter periods determined by the Board shall be effective only if provided for in the instrument that evidences the grant to the Option Holder of such Option, or if such shorter period is agreed to in writing by the Option Holder. Notwithstanding anything to the contrary contained herein, Options shall be exercisable by an Option Holder following such Option Holder's termination of employment only to the extent that installments thereof have become exercisable on or prior to the date of such termination; provided that the Board may, in its discretion, elect to accelerate the vesting of all or any portion of any Options that have not vested on or prior to the date of such determination.

3.5  Exercise Price
     --------------

The price at which an Option Holder may purchase a Share upon the exercise of an Option shall be the Market Value as of the Award Date.

3.6  Assignment of Options
     ---------------------

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4. 1, exercise the Option within the Exercise Period.

3.7  Adjustments
     -----------

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

                                  ARTICLE IV
                                  ----------
                              EXERCISE OF OPTION
                              ------------------

4.1  Exercise of Option
     ------------------

a)   Exercise Price

     An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Irving, Texas on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and either (a) a certified check or bank draft payable to Dial-Thru International Corporation, or (b) such other consideration as the Board may from time to time deem acceptable in a particular instance, in either case in an amount or having a fair market value (as determined by the Board) equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option. In the discretion of this Board, payments for purchase or exercise of Options may be made by (i) matured capital stock of the Issuer (i.e., capital stock owned longer than six (6) months) delivered and transferred to the Issuer by or on behalf of the person exercising the Option and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Securities Exchange Act of 1934, as amended, as required by the Board (valued at the Market Value as of the exercise date) or (ii) such other consideration as the Board may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that the Board may, in the exercise of its discretion
     (i) allow the exercise of Options in a broker-assisted or similar transaction in which the exercise price is not received by the Issuer until promptly after exercise, and/or (ii) allow the Issuer to loan the applicable purchase or exercise price to the Option Holder, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the purchase or exercise price.

b)   Withholding Taxes

     Whenever the exercise of any Option granted under this Plan, or transfers of any shares issued upon the exercise of any Option, gives rise to tax or tax withholding liabilities or obligations, the Option Holder shall remit to the Issuer, in addition to the payment of the exercise price, an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance of such shares. The Board may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company (or by withholding a portion of the stock otherwise issuable upon the exercise of an Option) or such other consideration as the Board may, in its discretion, deem acceptable.

4.2  Issues of Share Certificates
     ----------------------------

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of Shares available under the Option.

4.3  Condition of Issue
     ------------------

The issue of Shares by the Issuer pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Issuer any information, report and/or undertakings required to comply with and to fully cooperate with the Issuer in complying with such laws, rules and regulations.

                                   ARTICLE V
                                   ---------
                                ADMINISTRATION
                                --------------

5.1  Administration
     --------------

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or employee of the Issuer such administrative duties and powers as it may see fit.

5.2  Interpretation
     --------------

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Issuer.

                                  ARTICLE VI
                                  ----------
                           AMENDMENT AND TERMINATION
                           -------------------------

6.1  Prospective Amendment
     ---------------------

The Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2  Retrospective Amendment
     -----------------------

The Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, from time to time, retrospectively amend the terms and conditions of any Options which have been theretofore granted, including, without limitation, amendments to (a) accelerate or extend the vesting or exercise period of any Option in whole or in part or (b) adjust or reduce the exercise price of Options held by an Option Holder by cancellation of such Options and granting of Options at a lower exercise price or by modification, extension or renewal of any Options.

6.3  Termination
     -----------

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Issuer, such Options and such Option Holders shall continue to be governed by the provisions of the Plan.

6.4  Agreement
     ---------

The Issuer and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan. In case of any conflict between the terms of the Plan or any Option, on the one hand, and any employment agreement between an Option Holder and the Issuer (or any of its subsidiaries), on the other hand, the terms and conditions of the employment agreement shall apply with respect to those items specifically addressed in the employment agreement.

                                         This document constitutes part of a
                                         prospectus covering securities that
                                         have been registered under the
                                         Securities Act of 1933.

                                 SCHEDULE "A"
                               Stock Option Plan
                               -----------------

TO:       The Administrator, Stock Option Plan
          c/o Dial-Thru International Corporation
          8100 Jetstar, Suite 100
          Irving, Texas  75063

The undersigned hereby irrevocably gives notice, pursuant to Dial-Thru International Corporation (the "Company") Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

     (a)  all of the Shares; or

     (b)  ______ of the Shares

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith the sum of (a) either (i) a certified check or bank draft payable to Dial-Thru International Corporation in an amount, (ii) shares common stock of the Company that have been held for more than six (6) months having an Market Value as of the date of exercise, or (iii) such other consideration approved by the Board having an aggregate value (as determined by the Board), in either such case equal to the aggregate Exercise Price of the aforesaid shares plus (b) an amount sufficient to satisfy any federal, state or local withholding tax requirements arising from the exercise of the Option, payable by certified check or bank draft or, upon the approval by the Board of Directors of the Company in its discretion, by delivery of shares of common stock of the Company (or by withholding a portion of the stock otherwise issuable in connection with the Option) or by the delivery of such other consideration as the Board, in its discretion, may deem acceptable. The undersigned hereby directs the Company to issue the certificate evidencing said shares in the name of the undersigned to be mailed to the undersigned at the following address:

               ____________________________________________

               ____________________________________________

               ____________________________________________

DATED the ___________ day of ______________, 2000.


                                 ____________________________________________
                                 Signature of Option Holder

                                 ____________________________________________
                                 Name of Option Holder
                                 (Print)